UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 14, 2021, GEE Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters (the “Representative”) identified therein relating to a public offering (the “Offering”) of 83,333,333 shares of the Company’s common stock, no par value (the “Firm Shares”), by the Company, at a public offering price of $0.60 per share. The Company also granted the Representative a 45-day option to purchase up to 12,499,999 additional shares (the "Option Shares" and together with the Firm Shares, the “Shares”) of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments, if any, in connection with the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Representative, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Shares were offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333-254235), which became effective on April 14, 2021 (the “Registration Statement”). The Company currently intends to use the net proceeds from the Offering, together with available cash to repay approximately $55,000,000 in aggregate outstanding indebtedness under its existing Revolving Credit, Term Loan and Security Agreement and the remainder, if any, for general corporate purposes, including working capital and potential acquisitions. The Offering was consummated on April 19, 2021. The net proceeds of the Offering were approximately $45,495,000 to the Company for the Firm Shares, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Firm Shares are listed on The NYSE American.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On April 14, 2021, the Company issued a press release announcing that it had priced the Offering. On April 19, 2021, the Company issued a press release announcing that it had closed the Offering of the Firm Shares. A copy of these press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement between the Company and ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters, dated April 14, 2021.
99.1	Press Release, dated April 14, 2021
99.2	Press Release, dated April 19, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: April 19, 2021	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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